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                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS



Securities and Exchange Commission
Washington, D. C.

We hereby consent to the inclusion in this Annual Report on Form 10-K of our report dated January 12, 2001, on our audit of the consolidated financial statements of Citizens Financial Corp. as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, appearing in Part II, Item 8 of the 2000 Form 10-K of Citizens Financial Corp.

                                              ARNETT & FOSTER, P.L.L.C.



Charleston, West Virginia
March 15, 2001




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